Exhibit 5.1

May 7, 2013

Calgon Carbon Corporation

P.O. Box 717

Pittsburgh, PA 15230-6700

Ladies and Gentlemen:

I have acted as counsel for Calgon Carbon Corporation, a Delaware corporation (the “Company”) in connection with the preparation and filing of a registration statement on Form S-3 (the “Registration Statement”) filed with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”), by the Company, as issuer, for the registration of the sale from time to time of (a) shares of common stock, par value $0.01 per share (the “Common Stock”) of the Company; (b) shares of preferred stock, par value $0.01 per share (the “Preferred Stock”) of the Company; (c) the Company’s senior debt securities and subordinated debt securities (collectively, the “Debt Securities”), which may be issued pursuant to a senior debt indenture, between the Company and a trustee to be named and qualified later, as trustee (the “Senior Debt Trustee”) (the “Senior Debt Indenture”) and a subordinated debt indenture between the Company and a trustee to be named and qualified later, as trustee (the “Subordinated Debt Trustee”) and, together with the Senior Debt Trustee, the “Trustees”) (the “Subordinated Indenture,” and together with the Senior Debt Indenture, the “Indentures”); (d) warrants of the Company (the “Warrants”), which may be issued pursuant to a warrant agreement between the Company and a designated Warrant Agent (the “Warrant Agreement”), (e) purchase contracts (the “Purchase Contracts”) which may be issued under one or more purchase contract agreements (each, a “Purchase Contract Agreement”) to be entered into between the Company and the purchase contract agent to be named therein (the “Purchase Contract Agent”); (f) units (the “Units”) to be issued under one or more unit agreements to be entered into among the Company, a bank or trust company, as unit agent (the “Unit Agent”), and the holders from time to time of the Units (each such unit agreement, a “Unit Agreement”), and (g) depositary shares (the “Depositary Shares”) to be issued under one or more depositary agreements to be entered into among the Company, a bank or trust company as depositary agent (the “Depositary Agent”) from time to time (each such depositary agreement, a “Depositary Agreement” and together with the securities referenced in items (a) through (f), the “Securities”)), all of which may be issued from time to time on a delayed or continuous basis pursuant to Rule 415 under the Securities Act at an indeterminate aggregate initial offering price, as set forth in the Registration Statement, the prospectus contained therein (the “Prospectus”) and any amendments or supplements thereto.

In connection with rendering the opinions set forth below, I have examined originals or copies, certified or otherwise identified to my satisfaction, of such documents and records and have made such investigation of fact and such examination of law as I have deemed appropriate in order to enable us to render the opinions set forth herein. In conducting such investigation, I have relied, without independent verification, upon certificates of officers of the Company, public officials and other appropriate persons. In my examination, I have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such latter documents. As to any facts material to the opinions expressed herein, I have, when such facts were not independently established, relied upon certificates of public officials and certificates, oaths, declarations and representations of the Company and of its officers, directors and other representatives. I have assumed that the choice of Pennsylvania law to govern the Indentures and any supplemental indentures thereto is a valid and legal provision. I am expressing no opinion herein as to the application of any federal or state law or regulation to the power, authority or competence of any party other than the Company to any agreement with respect to any of the Securities. I  have assumed that such agreements are, or will be, the valid and binding obligations of each party thereto other than the Company, enforceable against each such other party in accordance with their respective terms.

I have assumed that (i) one or more Prospectus supplements will be prepared and filed with the Commission describing the Securities offered thereby, (ii) all Securities will be issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement, the Prospectus and the applicable Prospectus supplements, (iii) the applicable Indenture will be duly authorized, executed and delivered by the trustee named therein, (iv) the applicable Indenture will be duly qualified under the Trust Indenture Act of 1939, as amended, (v) the Debt Securities will be duly authenticated by the trustee named in the applicable Indenture, (vi) the Warrant Agreement, Unit Agreement, Depositary Agreement and Purchase Contract Agreement will in each case be duly authorized, executed and delivered by all parties thereto other than the Company, (vii) a definitive purchase, underwriting or similar agreement with respect to any Securities offered will be duly authorized, executed and delivered by all parties thereto other than the Company, (viii) any Securities issuable upon conversion, exchange or exercise of any Security being offered will be duly authorized, created and, if appropriate, reserved for issuance upon such conversion, exchange or exercise and (ix) with respect to shares of the Common Stock or the Preferred Stock offered, there will be sufficient shares of the Common Stock or the Preferred Stock authorized under the Company’s Certificate of Incorporation and not otherwise reserved for issuance.

My opinions below are qualified to the extent that they may be subject to or affected by (i) applicable bankruptcy, insolvency, reorganization, moratorium, usury, fraudulent conveyance or similar laws relating to or affecting the rights or remedies of creditors generally, (ii) statutory or decisional law concerning recourse by creditors to security in the absence of notice or hearing, (iii) duties and standards imposed on creditors and parties to contracts, including, without limitation, requirements of materiality, good faith, reasonableness and fair dealing and (iv) general equitable principles. Furthermore, I express no opinion as to the availability of any equitable or specific remedy upon any breach of any of the agreements as to which I am opining herein, or any of the agreements, documents or obligations referred to therein, or to the successful assertion of any equitable defenses, inasmuch as the availability of such remedies or the success of any equitable defenses may be subject to the discretion of a court.

Based upon the foregoing, I am of the opinion that:

1.                             When the necessary corporate action on the part of the Company has been taken to authorize the issuance and sale of such shares of Common Stock proposed to be sold by the Company, and when such shares of Common Stock are issued and delivered in accordance with the applicable underwriting or other agreement against payment therefor (in excess of par value thereof) or upon conversion or exercise of any Security offered under the Registration Statement (the “Offered Security”), in accordance with terms of such Offered Security or the instrument governing such Offered Security providing for such conversion or exercise as approved by the Board of Directors, for the consideration approved by the Board of Directors (which consideration is not less than the par value of the Common Stock), such shares of Common Stock will be validly issued, fully-paid and non-assessable.

2.                             Upon designation of the relative rights, preferences and limitations of any series of Preferred Stock by the Board of Directors of the Company and the proper filing with the Secretary of State of the State of Delaware of a Certificate of Designation relating to such series of Preferred Stock, all necessary corporate action on the part of the Company will have been taken to authorize the issuance and sale of such series of Preferred Stock proposed to be sold by the Company, and when such shares of Preferred Stock are issued and delivered in accordance with the applicable underwriting or other agreement against payment therefor (in excess of par value thereof) for the consideration approved by the Board of Directors, such shares of Preferred Stock will be validly issued, fully paid and non-assessable.

3.                             When the Indentures and any supplemental indenture to be entered into in connection with the issuance of any Debt Securities have been duly authorized, executed and delivered by the Trustees and the Company; the specific terms of a particular series of Debt Securities have been duly authorized and established in accordance with the Indenture; and such Debt Securities have been duly authorized, executed, authenticated, issued and delivered in accordance with the Indenture and the applicable underwriting or other agreement against payment therefor, such Debt Securities will constitute valid and binding obligations of the Company, enforceable in accordance with their terms.

4.                             When the Warrant Agreement to be entered into in connection with the issuance of any Warrants has been duly authorized, executed and delivered by the Warrant Agent and the Company; the specific terms of the Warrants have been duly authorized and established in accordance with the Warrant Agreement; and such Warrants have been duly authorized, executed, issued and delivered in accordance with the Warrant Agreement and the applicable underwriting or other agreement, such Warrants will constitute valid and binding obligations of the Company, enforceable in accordance with their terms.

5.                             When the Purchase Contract Agreement to be entered into in connection with the issuance of any Purchase Contracts has been duly authorized, executed and delivered by the Purchase Contract Agent and the Company; the specific terms of the Purchase Contracts have been duly authorized and established in accordance with the Purchase Contract Agreement; and such Purchase Contracts have been duly authorized, executed, issued and delivered in accordance with the Purchase Contract Agreement and the applicable underwriting or other agreement, such Purchase Contracts will constitute valid and binding obligations of the Company, enforceable in accordance with their terms.

6.                             When the Unit Agreement to be entered into in connection with the issuance of any Unit has been duly authorized, executed and delivered by the Unit Agent and the Company; the specific terms of the Units have been duly authorized and established in accordance with the Unit Agreement; and such Units have been duly authorized, executed, issued and delivered in accordance with the Unit Agreement and the applicable underwriting or other agreement, such Units will constitute valid and binding obligations of the Company, enforceable in accordance with their terms.

7.                             When the Depositary Agreement with respect to the issuance of any Depositary Shares has been duly authorized, executed and delivered by the Depositary Agent and the Company and such Depositary Shares have been duly authorized, executed, issued and delivered in accordance with the Depositary Agreement, including the adoption of a Certificate relating to the Preferred Stock underlying such Depositary Shares and the filing of the Certificate with the Secretary of State of the State of Delaware, and the shares of Preferred Stock underlying such Depositary Shares have been deposited with a bank or trust company (which meets the requirements for the depositary set forth in the Registration Statement) under the applicable depositary agreement, and the depositary receipts representing the Depositary Shares have been duly executed, countersigned, registered and delivered in accordance with the Depositary Agreement and the applicable underwriting or other agreement approved by the Board of Directors upon payment of the consideration therefor provided for therein, the Depositary Shares will be validly issued.

In connection with the opinions expressed above, I have assumed that, at or prior to the time of the delivery of any such Security, (i) the Board of Directors shall have duly established the terms of such Security and duly authorized the issuance and sale of such security and such authorization shall not have been modified or rescinded; (ii) the Registration Statement shall have been declared effective and such effectiveness shall not have been terminated or rescinded; and (iii) there shall not have occurred any change in law affecting the validity or enforceability of such security. I have also assumed that none of the terms of any Security to be established subsequent to the date hereof, nor the issuance and delivery of such Security, nor the compliance by the Company with the terms of such Security will violate any applicable law or public policy or will result in a violation of any provision of any instrument or agreement then binding upon the Company, or any restriction imposed by any court or governmental body having jurisdiction over the Company.

I also express no opinion herein as to any provision of any agreement (i) that may be deemed to or construed to waive any right of the Company, (ii) to the effect that rights and remedies are not exclusive, that every right or remedy is cumulative and may be exercised in addition to or with any other right or remedy and does not preclude recourse to one or more other rights or remedies, (iii) relating to the effect of invalidity or unenforceability of any provision of any agreement on the validity or enforceability of any other provision thereof, (iv) that is in violation of public policy, (v) relating to indemnification and contribution with respect to securities law matters, (vi) which provides that the terms of any agreement may not be waived or modified except in writing, (vii) purporting to indemnify any person against his, her or its own negligence or intentional misconduct, (viii) requiring the payment of penalties, consequential damages or liquidated damages or (ix) relating to choice of law or consent to jurisdiction.

I express no opinion as to the law of any jurisdiction other than the laws of the State of Pennsylvania and the General Corporation Law of the State of Delaware. I express no opinion herein with respect to compliance by the

Company with securities or “blue sky” laws of any state or other jurisdiction of the United States or of any foreign jurisdiction. In addition, I express no opinion and make no statement herein with respect to the antifraud laws of any jurisdiction.

Please note that I am opining only as to the matters expressly set forth herein, and no opinion should be inferred as to any other matters. This opinion is based upon currently existing statutes, rules, regulations and judicial decisions, and I disclaim any obligation to advise you of any change in any of these sources of law or subsequent legal or factual developments which might affect any matters or opinions set forth herein.

I hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act and to the use of my name in any Prospectus supplement under the caption “Legal Matters.” In giving such consent, I do not hereby admit that I am in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

Very Truly Yours,

/s/ Richard D. Rose
Richard D. Rose, Esquire
Senior Vice President, General Counsel and Secretary